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                                                                   EXHIBIT 99.11

INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Corporate Bond Fund, Inc.:

We consent to the use in Post-Effective Amendment No. 22 to Registration Statement No. 2-62329 of our report dated November 8, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to use under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Princeton, New Jersey
January 26, 1996